Exhibit 99.1

The Chefs’ Warehouse, Inc. Reports First Quarter 2013 Financial Results

Net Sales Increased 42.2%

Ridgefield, CT, May 2, 2013 – The Chefs’ Warehouse, Inc. (NASDAQ: CHEF), a premier distributor of specialty food products in the United States, today reported financial results for its first quarter ended March 29, 2013.

Financial highlights for the first quarter of 2013 compared to the first quarter of 2012:

•	Net sales increased 42.2% to $139.4 million for the first quarter of 2013 from $98.1 million for the first quarter of 2012.

•	Earnings per diluted share available to common stockholders was $0.13 for the first quarter of 2013 compared to $0.13 for the first quarter of 2012.

•

Modified pro forma earnings per diluted share available to common stockholders[1] was $0.14 per diluted share for the first quarter of 2013 compared to $0.13 per diluted share for the first quarter of 2012.

•	Adjusted EBITDA[1] increased 39.8% to $8.3 million for the first quarter of 2013 from $5.9 million for the first quarter of 2012.

“We are very pleased with our first quarter results as we continued to integrate the Michael’s and Queensgate acquisitions, while remaining focused on growing our core customer base,” said Chris Pappas, chairman and chief executive officer of The Chefs’ Warehouse, Inc. “Subsequent to the end of the quarter, we continued our growth strategy of pursing attractive acquisitions with our May 1st announcement of the acquisition of Qzina Specialty Foods. Our pipeline of acquisition candidates interested in becoming part of The Chefs’ Warehouse remains very strong. In addition, we noted modest sequential improvement in our customers’ businesses in the quarter. We were also pleased with the $100.0 million long-term debt financing we completed on April 17th. We believe the proceeds from this financing will help us continue to build The Chefs’ Warehouse into the leading specialty foods distributor in the country.”

First Quarter Fiscal 2013 Results

Net sales for the quarter ended March 29, 2013 increased approximately 42.2% to $139.4 million from $98.1 million for the quarter ended March 30, 2012. The increase in net sales was primarily the result of our acquisitions of Michael’s Finer Meats, Praml International and Queensgate Foodservice, as well as organic sales growth. These acquisitions contributed approximately $35.7 million, or 36.4%, to our net sales growth for the quarter. Organic growth contributed the remaining approximately $5.6 million, or 5.8%, of our total net sales growth. Inflation for the quarter was approximately 3.1%.

Gross profit increased approximately 35.0% to $35.2 million for the first quarter of 2013 from $26.0 million for the first quarter of 2012. Gross profit margin decreased approximately 135 basis points to 25.2% from 26.6% for the first quarter of 2012, due in part to the impact on our sales mix from the Michael’s, Praml and Queensgate acquisitions.

Total operating expenses increased by approximately 39.4% to $29.3 million for the first quarter of 2013 from $21.0 million for the first quarter of 2012. As a percentage of net sales, operating expenses were 21.0% in the first quarter of 2013 compared to 21.4% in the first quarter of 2012. The decrease in our operating expense ratio is attributable to increased amortization expense related to the Company’s acquisitions and duplicate rent related to the Company’s Bronx, NY facility, offset by transportation efficiencies.

[1]	Please see the Consolidated Statements of Operations at the end of this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, modified pro forma net income available to common stockholders and modified pro forma EPS to these measures’ most directly comparable GAAP measure.

Operating income for the first quarter of 2013 was $5.9 million, compared to $5.1 million for the first quarter of 2012. As a percentage of net sales, operating income was 4.2% compared to 5.2% in the prior year’s first quarter.

Net income available to common stockholders was $2.6 million, or $0.13 per diluted share, for the first quarter of 2013 compared to $2.6 million, or $0.13 per diluted share, for the first quarter of 2012.

On a non-GAAP basis, adjusted EBITDA increased approximately 39.8% to $8.3 million in the first quarter of 2013 compared to $5.9 million in the first quarter of 2012. Modified pro forma net income available to common stockholders1 was $2.9 million and modified pro forma EPS was $0.14 for the first quarter of 2013 compared to modified pro forma net income available to common stockholders of $2.6 million and modified pro forma EPS of $0.13 for the first quarter of 2012.

Acquisition of Qzina Specialty Foods

As previously announced, the Company acquired all of the equity interests of Qzina Specialty Foods North America Inc., a leading provider of pastry and dessert ingredients to the pastry professional. Qzina operates eight distribution centers throughout the U.S. and Canada, which include four new markets for The Chefs’ Warehouse in Vancouver, Edmonton, Toronto and Chicago. Qzina is expected to add approximately $60.0 million to $65.0 million of annualized revenue to the Company. The total purchase price paid for the acquisition was approximately $32.7 million, which is subject to customary post-closing adjustments.

2013 Guidance

Based on current trends in the business, as well as the impact of the Company’s $100.0 million senior note issuance and the Qzina acquisition, the Company is providing the following updated financial guidance for fiscal year 2013:

•	Revenue between $650.0 million and $690.0 million.

•	Adjusted EBITDA between $46.0 million and $51.0 million.

•	Net income between $17.7 million and $19.8 million

•	Net income per diluted share between $0.84 and $0.94.

•	Modified pro forma net income per diluted share between $0.88 and $0.98.

The above guidance is based upon an estimated effective tax rate of approximately 41.5% and an estimated fully diluted share count of 21.1 million shares.

Conference Call

The Company will host a conference call to discuss first quarter 2013 financial results today at 5:00 p.m. ET. Hosting the call will be Chris Pappas, chairman and chief executive officer and John Austin, chief financial officer. The conference call can be accessed live over the phone by dialing (877) 705-6003 or for international callers (201) 493-6725. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or for international callers (858) 384-5517; the conference ID is 412576. The replay will be available until Thursday, May 9, 2013. The call will also be webcast live from the Company’s investor relations website (http://investors.chefswarehouse.com). A replay of the webcast will be available at this location for 30 days.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, the Company’s sensitivity to general economic conditions, including the current economic environment, changes in disposable income levels and consumer discretionary spending on food-away-from-home purchases; the Company’s vulnerability to economic and other developments in the geographic markets in which it operates; the risks of supply chain interruptions due to lack of long-term contracts, severe weather or more prolonged climate change, work stoppages or otherwise; the short-term and long-term effects of Hurricane Sandy on the Company’s business; the risk of loss of customers due to the fact that the Company does not customarily have long-term contracts with its customers; changes in the availability or cost of the Company’s specialty food products; the ability to effectively price the Company’s specialty food products and reduce the Company’s expenses; the relatively low margins of the foodservice distribution industry and the Company’s sensitivity to inflationary and deflationary pressures; the Company’s ability to successfully identify, obtain financing for and complete acquisitions of other foodservice distributors and to successfully integrate those businesses and realize expected synergies from those acquisitions; increased fuel costs and expectations regarding the use of fuel surcharges; fluctuations in the wholesale prices of beef, poultry and seafood, including increases in these prices as a result of increases in the cost of feeding and caring for livestock; the loss of key members of the Company’s management team and the Company’s ability to replace such personnel; and the strain on the Company’s infrastructure and resources caused by its growth. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2013. The Company is not undertaking to update any information in the foregoing report until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 20,700 products to more than 12,500 customer locations throughout the United States.

Contact:

Investor Relations

John Austin, (718) 684-8415

THE CHEFS’ WAREHOUSE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

THIRTEEN WEEKS ENDED MARCH 29, 2013 AND MARCH 30, 2012

(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 29, 2013	March 30, 2012
Net Sales	$139,419	$98,069
Cost of Sales	104,265	72,020

Gross Profit	35,154	26,049

Operating Expenses	29,257	20,991

Operating Income	5,897	5,058

Interest Expense	1,367	549

Income Before Income Taxes	4,530	4,509

Provision for Income Tax Expense	1,883	1,876

Net Income Available to Common Stockholders	$2,647	$2,633

Net Income Per Share Available to Common Stockholders:
Basic	$0.13	$0.13
Diluted	$0.13	$0.13

Weighted Average Common Shares Outstanding:
Basic	20,747,734	20,511,353
Diluted	20,993,918	20,896,071

THE CHEFS’ WAREHOUSE, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 29, 2013 AND DECEMBER 28, 2012

(in thousands)

	March 29, 2013 (unaudited)	December 28, 2012
Cash	$1,235	$118
Accounts receivable, net	53,306	56,694
Inventories, net	39,230	40,402
Deferred taxes, net	2,301	2,839
Prepaid expenses and other current assets	5,103	5,452

Total current assets	101,175	105,505

Restricted cash	8,433	11,008
Equipment and leasehold improvements, net	12,064	9,365
Software costs, net	269	328
Goodwill	59,210	45,359
Intangible assets, net	39,548	35,708
Other assets	2,809	2,861

Total assets	223,508	210,134

Accounts payable	32,110	33,718
Accrued liabilities	7,218	5,291
Accrued compensation	2,985	3,519
Current portion of long-term debt	6,177	5,175

Total current liabilities	48,490	47,703

Long-term debt, net of current portion	126,807	119,352
Deferred taxes, net	3,530	2,552
Other liabilities and deferred credits	2,525	1,245

Total liabilities	181,352	170,852

Preferred stock	—	—
Common stock	212	210
Additional paid in capital	21,230	21,005
Retained earnings	20,714	18,067

Stockholders’ equity	42,156	39,282

Total liabilities and stockholders’ equity	$223,508	$210,134

THE CHEFS’ WAREHOUSE, INC.

CONDENSED CASH FLOW STATEMENT

FOR THE THIRTEEN WEEKS ENDED MARCH 29, 2013 AND MARCH 30, 2012

(in thousands)

	March 29, 2013	March 30, 2012
Cash flows from operating activities:
Net Income	$2,647	$2,633

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,744	606
Provision for allowance for doubtful accounts	192	194
Deferred credits	119	(92)
Deferred taxes	1,515	191
Amortization of deferred financing fees	143	73
Stock compensation	289	258
Loss on asset disposal	—	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	5,439	3,217
Inventories	2,740	751
Prepaid expenses and other current assets	677	271
Accounts payable and accrued liabilities	(2,018)	(3,293)
Other liabilities	30	—
Other assets	(59)	(35)

Net cash provided by operating activities	13,458	4,774

Cash flows from investing activities:
Capital expenditures	(1,380)	(712)
Cash paid for acquisitions	(21,885)	—

Net cash used in investing activities	(23,265)	(712)

Cash flows from financing activities:
Change in restricted cash	2,575	—
Payment of debt	(2,043)	(3,027)
Payment of deferred financing fees	(45)	—
Borrowings under revolving credit line	24,400	100,643
Payments under revolving credit line	(13,900)	(101,666)
Surrender of shares to pay withholding taxes	(63)	—

Net cash provided by financing activities	10,924	(4,050)

Net increase (decrease) in cash and cash equivalents	1,117	12
Cash and cash equivalents at beginning of period	118	2,033

Cash and cash equivalents at end of period	$1,235	$2,045

THE CHEFS’ WAREHOUSE, INC.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME

THIRTEEN WEEKS ENDED MARCH 29, 2013 AND MARCH 30, 2012

(unaudited; in thousands)

	Thirteen Weeks Ended
	March 29, 2013	March 30, 2012
Net Income:	$2,647	$2,633
Interest expense	1,367	549
Depreciation & amortization	1,744	606
Provision for income tax expense	1,883	1,876

EBITDA (1)	7,641	5,664

Adjustments:
Stock compensation (2)	289	258
Duplicate rent (3)	347	—

Adjusted EBITDA (1)	$8,277	$5,922

1.	We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.
2.	Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock to our key employees and our independent directors.
3.	Represents rent expense and other facility costs, including utilities and insurance, incurred on the renovation and expansion of our Bronx, NY distribution facility while we are unable to use the facility.

THE CHEFS’ WAREHOUSE, INC.

RECONCILIATION OF MODIFIED PRO FORMA NET INCOME TO NET INCOME

THIRTEEN WEEKS ENDED MARCH 29, 2013 AND MARCH 30, 2012

(unaudited; in thousands except share amounts and per share data)

Adjustments to Reconcile Modified Pro Forma Net Income to Net Income (1)

	Thirteen Weeks Ended
	March 29, 2013	March 30, 2012
Net Income Available to Common Stockholders	$2,647	$2,633

Duplicate Rent (2)	347	—
Tax Effect Adjustments (3)	(144)	—

Total Adjustments	203	—

Modified Pro Forma Net Income Available to Common Stockholders	$2,850	$2,633

Diluted Earnings Per Share – Modified Pro Forma	$0.14	$0.13

Diluted Shares Outstanding – Modified Pro Forma (4)	20,993,918	20,896,071

1.	We are presenting modified pro forma net income available to common stockholders and modified pro forma EPS, which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income available to common stockholders, provide a more complete understanding of our business than could be obtained absent this disclosure. We use modified pro forma net income available to common stockholders and modified pro forma EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of modified pro forma net income available to common stockholders and modified pro forma EPS as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.
2.	Represents rent expense and other facility costs, including utilities and insurance, incurred on the renovation and expansion of our Bronx, NY distribution facility while we are unable to use the facility.
3.	Represents the tax impact of adjustment 2 above.
4.	Represents diluted shares outstanding of our common stock.

THE CHEFS’ WAREHOUSE, INC.

RECONCILIATION OF ADJUSTED EBITDA GUIDANCE FOR FISCAL 2013

(unaudited; in thousands)

	Low-End Guidance	High-End Guidance
Net Income:	$17,700	$19,800
Provision for income tax expense	12,500	14,000
Depreciation & amortization	6,200	7,000
Interest expense	7,000	7,500

EBITDA (1)	43,400	48,300

Adjustments:
Stock compensation (2)	1,100	1,200
Duplicate rent (3)	1,500	1,500

Adjusted EBITDA (1)	$46,000	$51,000

1.	We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.
2.	Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock to our key employees and our independent directors.
3.	Represents rent expense and other facility costs, including utilities and insurance, expected to be incurred on the renovation and expansion of our Bronx, NY distribution facility while we are unable to use the facility.

THE CHEFS’ WAREHOUSE, INC.

2013 FULLY DILUTED EPS GUIDANCE RECONCILIATION TO 2013 MODIFIED PRO FORMA

FULLY DILUTED EPS GUIDANCE(1)

	Low-End Guidance	High-End Guidance
Net income per diluted share	0.84	0.94

Duplicate rent (2)	0.04	0.04

Modified pro forma net income per diluted share	0.88	0.98

1.	Guidance is based upon an estimated effective tax rate of 41.5% and an estimated fully diluted share count of 21.1 million shares.
2.	Represents rent and occupancy expense expected to be incurred in connection with the renovation and expansion of our Bronx, NY facility while we are unable to utilize the facility during construction.